Exhibit 99.1

MARCH 19, 2020

As concerns about the coronavirus (COVID-19) continue to impact the world economy, I wanted to let you know the measures Hines, the sponsor of Hines Global Income Trust (“Hines Global”), is taking to safeguard your investment throughout this developing situation.

As a global real estate investor and operator, Hines has been managing through the effects of COVID-19 on our offices and investments for over two months starting in China, then in Europe. Our global footprint gives us a unique perspective on how to respond as North America has begun to feel the impact of COVID-19. It’s important to remember, this is an issue affecting people - the people in the communities in which our employees, tenants and investor partners live and work.

BOOTS-ON-THE-GROUND
As always, the safety of our tenants, employees, contractors, and vendors is a top priority. Our vertically integrated organization has enabled our Hines local teams across the globe to efficiently and effectively enact our Pandemic Response Plan. This plan provides a seamless approach to rolling out policies for the safety of our tenants and effective management of our properties during this time. It includes increasing the cleaning and disinfecting of high-traffic touch points, assisting tenants with deep cleaning services, promoting public safety measures and providing real time updates to inform tenants of changing risk levels.

Additionally, we have been leveraging our local teams’ expert knowledge of the assets, the market and current environment to evaluate the asset specific risks during these uncertain times. We believe this in-market resource will allow us to proactively address current risks and react nimbly as the situation evolves.

INVESTOR FOCUS
With over 60 years of real estate experience, Hines has weathered many market swings. While no one could have predicted COVID-19 and its economic impact, our proprietary research provided guidance enabling us to prepare for a U.S. and global market correction, which informed our investment decisions as we have constructed Hines Global’ s portfolio. Accordingly, we have invested in high-quality assets using modest leverage in markets positioned for value retention and resiliency. Our globally diversified fund was 97% leased at the end of 2019 and we believe it is well-situated to weather this challenge. We remain focused on managing our current portfolio and will review any new investment opportunities through the same stringent lens of risk mitigation that is the hallmark of our real estate acumen.

We appreciate your continued confidence in Hines to manage your investment. We value our continued partnership and hope that you and yours stay healthy and safe as this situation continues to evolve.

Jeffrey C. Hines
Chief Executive Officer, Hines Global Income Trust

Forward-Looking Statements
Statements in this letter, including intentions, beliefs or expectations relating to Hines’ response to COVID-19 and the ability of Hines Global to weather the related economic challenges, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the future performance of Hines Global’s portfolio of real estate investments, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Hines Global believes these statements are based on reasonable assumptions, actual outcomes may differ materially from what is expressed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risks associated with the tenants at Hines Global’s properties continuing to be able to pay rent in a timely manner, changes in the severity of the public health and economic impact of COVID-19, and other risks described in the "Risk Factors" section of Hines Global's Annual Report on Form 10-K, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements and Hines Global undertakes no duty to update any forward-looking statements.